Exhibit 3.3

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 02/19/1997 971055089 – 2719740

CERTIFICATE OF INCORPORATION

OF

LIFECARE HOSPITAL OF KNOXVILLE, INC.

The undersigned person, acting as sole incorporator of the corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of Incorporation for such corporation, declaring and certifying that this is my act and deed and that the facts herein stated are true:

ARTICLE ONE

The name of the corporation is LifeCare Hospital of Knoxville, Inc.

ARTICLE TWO

The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at each address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, Ten Cents ($0.10) par value per share.

ARTICLE FIVE

The Board of Directors is authorized to adopt, amend or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

ARTICLE SIX

The name and mailing address of the incorporator is:

Lawrence Russo, III	333 Texas Street, Suite 2350
Shreveport, Louisiana 71101

ARTICLE SEVEN

The number of directors of the corporation shall be as provided in the bylaws of the corporation, as the same may be amended from time to time. The names and addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders or until their successors are elected or qualified are:

NAME	ADDRESS
David B. LeBlanc	504 Texas Street, Suite 600 Shreveport, Louisiana 71101-3588

Ann M. George	504 Texas Street, Suite 600 Shreveport, Louisiana 71101-3588

Mary Eugenia LaVigne Fletcher	Suite 301, One Texas Centre 415 Texas Street Shreveport, Louisiana 71101

Charles L. Williams	2925 Mansfield Road P.O. Box 3735 Shreveport, Louisiana 71103

Fred L. Phillips	2925 Mansfield Road P.O. Box 3735 Shreveport, Louisiana 71103

John F. George, Jr.	308 Acadian Place Shreveport, Louisiana 71106

ARTICLE EIGHT

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

I, THE UNDERSIGNED, hereunto set my hand this 19th day of February 1997.

/s/ Lawrence Russo, III
Lawrence Russo, III

ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF

Before me, the undersigned authority, personally came and appeared David B. LeBlanc who, being duly sworn, declared and acknowledged before me and the undersigned competent witnesses that (i) he is the President of LifeCare Hospitals of Milwaukee, Inc., (formerly known as LifeCare Hospital of Knoxville, Inc. and LifeCare Hospital of Philadelphia, Inc.), a Delaware corporation, and (ii) that he is authorized to and executed the foregoing Certificate of Merger in such capacity for the purpose therein expressed, as his and said corporation’s free acts and deeds.

IN WITNESS WHEREOF, the said appearer, witnesses and I have hereunto affixed our hands on this 19th day of December, 2001.

Witnesses:

[Signature Appears Here]	/s/ David B. LeBlanc
David B. LeBlanc

/s/ Vickie S. Martin

/s/ Vickie S. Martin
NOTARY PUBLIC

]SEAL]	VICKIE S. MARTIN Notary Public, State of Texas My Commission Expires April 08, 2004

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 07/16/1998 981278851 – 2719740

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LIFECARE HOSPITAL OF KNOXVILLE, INC.

LifeCare Hospital of Knoxville, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Corporation has not received any payment for any shares of its stock, and the amendment set forth herein has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

SECOND: That the Board of Directors of the Corporation, pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141 (f) of the General Corporation Law of the State of Delaware, adopted the following resolutions amending the Certificate of Incorporation of the Corporation to change the name of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation shall be LifeCare Hospitals of Philadelphia, Inc.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged by the undersigned duly authorized officer this 16th day of July, 1998.

LIFECARE HOSPITAL OF KNOXVILLE, INC.

By:	/s/ Jimmie M. Stapleton
	Name:	Jimmie M. Stapleton
	Title:	VP-Administration

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

LIFECARE HOSPITALS OF PHILADELPHIA, INC.

Pursuant to the provisions of the Delaware General Corporation Law (the “DGCL”), the undersigned Delaware corporation has adopted the following Certificate of Amendment to its Certificate of Incorporation (the “Certificate”):

ARTICLE I

The name of the corporation is LifeCare Hospitals of Philadelphia, Inc. (the “Corporation”).

ARTICLE II

The following amendment (the “Amendment”) to the Certificate was duly adopted by the Corporation on December 14, 2001, in accordance with Section 242 of the DGCL. The Amendment amends Article One of the Certificate in its entirety to read as follows:

“ARTICLE ONE

The name of the corporation is LifeCare Hospitals of Milwaukee, Inc.”

ARTICLE III

On December 14, 2001, the Board of Directors of the Corporation duly adopted a resolution setting forth the Amendment, declaring its advisability and directing that the Amendment be submitted to the Corporation’s stockholders. The only shares of capital stock of the Corporation issued, outstanding and entitled to vote on the Amendment at the time of the adoption of the Amendment were 1,000 shares of Common Stock. The holders of all 1,000 shares of Common Stock outstanding and entitled to vote on the Amendment signed a written consent, dated December 5, 2001, approving and authorizing the Amendment.

ARTICLE IV

The capital of the Corporation shall not be reduced under, or by any reason of, the Amendment.

(Signatures begin on next page)	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 12/19/2001 010655650 – 2719740

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 19th day of December, 2001.

LIFECARE HOSPITALS OF PHILADELPHIA, INC., a Delaware corporation

By:	/s/ Jimmie M. Stapleton
Jimmie M. Stapleton, Vice President – Administration and Secretary

2

CERTIFICATE OF MERGER

OF

NEXTCARE SPECIALTY HOSPITAL OF WISCONSIN, INC.

AND

LIFECARE HOSPITALS OF MILWAUKEE, INC.

This Certificate of Merger is executed pursuant to the provisions of Section 251(c) of the Delaware General Corporation Law by LifeCare Hospitals of Milwaukee, Inc., (formerly known as LifeCare Hospital of Knoxville, Inc. and LifeCare Hospital of Philadelphia, Inc.), a Delaware corporation.

WITNESSETH

I.	The Name and State of Incorporation of Each Constituent Corporation

The surviving or resulting corporation is LifeCare Hospitals of Milwaukee, Inc., (formerly known as LifeCare Hospital of Knoxville, Inc. and LifeCare Hospital of Philadelphia, Inc.), a Delaware corporation (hereinafter sometimes called the Surviving Entity).

The constituent corporation merging into the Surviving Entity and ceasing to exist is NextCARE Specialty Hospital of Wisconsin, Inc., a Delaware corporation (hereinafter sometimes called the “Constituent Entity”).

II.	Agreement of Merger

An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Surviving Entity and the Constituent Entity in accordance with Section 251 of the Delaware General Corporation Law.

III.	Name of Surviving or Resulting Corporation

The surviving or resulting corporation is LifeCare Hospitals of Milwaukee, Inc., (formerly known as LifeCare Hospital of Knoxville, Inc. and LifeCare Hospital of Philadelphia, Inc.), a Delaware corporation.

IV.	Certificate of Incorporation of Surviving Entity

The Certificate of Incorporation of the Surviving Entity shall be the Certificate of Incorporation and shall not be not altered or otherwise affected by virtue of the merger.

V.	Agreement of Merger on File

The Agreement of Merger executed by and between the Surviving Entity and the Constituent Entity is and shall remain on file at the principal place of business of the Surviving Entity.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/21/2001 010664121 – 2719740

VI.	Stockholders’ Right to Copy of Agreement of Merger

A copy of the Agreement of Merger executed by and between the Surviving Entity and the Constituent Entity shall be furnished by the Surviving Entity on request and without cost, to any stockholder of either the Surviving Entity or the Constituent Entity.

VII.	Effective Date and Time of Merger

The merger of the Constituent Entity into the Surviving Entity shall become effective on December 31, 2001, at 11:59:59 P.M.

IN WITNESS WHEREOF, the duly authorized President of the LifeCare Hospitals of Milwaukee, Inc., (formerly known as LifeCare Hospital of Knoxville, Inc. and LifeCare Hospital of Philadelphia, Inc.), a Delaware corporation, hereby executes this Certificate of Merger in accordance with Sections 251 and 103 of the Delaware General Corporation Law on the 19th day of December, 2001.

SURVIVING ENTITY:

LIFECARE HOSPITALS OF MILWAUKEE, INC.

/s/ David B. LeBlanc
By:	David B. LeBlanc
Its:	President